Exhibit 1.1
SMART Modular Technologies (WWH), Inc.
12,500,000 Ordinary Shares a/
($0.00016667 par value per share)
Form of Underwriting Agreement
New York, New York
, 2007
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Cowen and Company, LLC
Thomas Weisel Partners LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue, Floor 5
New York, New York 10017
and
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019
Ladies and Gentlemen:
     The persons named in Schedule I hereto (the “Selling Shareholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the
     “Representatives”) are acting as representatives, 12,500,000 Ordinary Shares, $0.00016667 par value per share (“Ordinary Shares”), of SMART Modular Technologies (WWH), Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”) (said shares to be sold by the Selling Shareholders collectively being hereinafter called the “Underwritten Securities”). The Selling Shareholders named in Schedule I hereto also propose to grant to the Underwriters an option to purchase up to 1,875,000 additional Ordinary Shares to cover over-allotments (the “Option Securities”; the Option Securities, together with the

a/	Plus an option to purchase from the Selling Shareholders up to 1,875,000 additional Securities to cover over-allotments.

Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Shareholder named in Schedule I, the term Selling Shareholders shall mean the singular. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.
     1. Representations and Warranties.
     (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-139663 on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
     (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed or submitted and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed or submitted with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together as a whole with the Disclosure Package, and the price to the public, the number of Underwritten Securities, the number of Option Securities on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (e) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

     (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, an exempted company or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Disclosure Package, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified to do business would not have a Material Adverse Effect.
     (h) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and the Disclosure Package, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the Company either directly or through its wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.
     (i) The Company’s authorized equity capitalization is as set forth in the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained in the Prospectus and the Disclosure Package; the outstanding Ordinary Shares (including the Securities being sold hereunder by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and nonassessable; the Securities being sold hereunder have been approved for listing on the Nasdaq Global Select Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of share capital of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus and the Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
     (j) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Statutory Prospectus and the Prospectus under the headings “Description of Share Capital”, “Material United States Federal Income Tax Considerations”, and “Certain Cayman Islands Tax Considerations” fairly summarize the matters therein described.

     (k) This Agreement has been duly authorized, executed and delivered by the Company.
     (l) The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (m) No consent, approval, authorization, filing with or order of any court or governmental agency or body or self-regulatory organization is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and the Disclosure Package or relate to the review of the transactions contemplated by this Agreement by the National Association of Securities Dealers, Inc.
     (n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (1) the charter or by-laws of the Company or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clause (2) and (3), as would not, singly or in the aggregate, have a Material Adverse Effect.
     (o) No holders of securities of the Company, other than the Selling Shareholders with respect to the Securities, have rights to the registration of such securities under the Registration Statement.
     (p) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus, the Disclosure Package and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions “Summary – Summary Financial Data” and “Selected Financial Data” in the Statutory Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus, the Disclosure Package and the Registration Statement, the information included therein.
     (q) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (1) could reasonably be expected to have a material adverse effect on the ability of the Company to perform this Agreement or the consummation of any of the transactions contemplated hereby or (2) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any supplement thereto).
     (r) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. All material properties and assets of the Company are, and at the Closing Date will be, free and clear of any material liens, charges, encumbrances or restrictions, except as set forth in the Prospectus and the Disclosure Package. The Company has good and marketable title to all personal property it purports to own, except as set forth in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package, except where the failure to have good or marketable title would not, singly or in the aggregate, have a Material Adverse Effect.
     (s) Neither the Company nor any subsidiary is in violation or default of (1) any provision of its charter or bylaws, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the cases of clauses (2) and (3) as would not, singly or in the aggregate, have a Material Adverse Effect.
     (t) To the knowledge of the Company, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus and the Disclosure Package, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     (u) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, except as otherwise stated under the heading “Certain Cayman Islands Tax Considerations” in the Statutory Prospectus and the Prospectus.
     (v) The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions for the filing thereof (except in any case in which the failure so to file would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and the Disclosure Package, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (x) The Company and each of its subsidiaries are insured by insurers of financial responsibility against such material losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in material compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (z) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting, provided, however, that the Company, as of the date of this Agreement is not, and as of the Closing Date and any settlement date will not be, required to be in compliance with Section 404 of the Sarbanes Oxley Act (as defined below).
     (bb) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (cc) The Company and its subsidiaries are (1) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package. Except as set forth in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
     (ee) Neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of the Employee Retirement

Income Security Act of 1974, as amended (“ERISA”)) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each “pension plan” (as defined in Section 3(2) of ERISA) and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any liability under Title IV of ERISA.
     (ff) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacity as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.
     (gg) SMART Modular Technologies, Inc., SMART Modular Technologies (Europe) Limited, SMART Modular Technologies (Puerto Rico) Inc., SMART Modular Technologies Sdn. Bhd. and SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda are the only “significant subsidiaries” of the Company (as defined by Rule 1-02 of Regulation S-X under the Act).
     (hh) The Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct its business as now conducted or as proposed in the Prospectus to be conducted by it, except to the extent that the failure to own, possess or acquire such Intellectual Property would not have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.
     (ii) Each of the Company and its subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and each of its subsidiaries is accumulated and communicated to the management of the Company and each of its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure.
     (jj) The Company has not distributed and, prior to the later to occur of any Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and the Disclosure Package.
     (kk) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.
     (ll) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, the United Kingdom, The Federative Republic of Brazil or Malaysia.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     (ii) Each Selling Shareholder represents and warrants to, and agrees with, severally and not jointly each Underwriter that:
     (a) Such Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.
     (b) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (c) Certificates in negotiable form for such Selling Shareholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Shareholder, in the form heretofore furnished to you (the “Custody Agreement”) with Computershare Shareholder Services, Inc., as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Shareholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling

Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.
     (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.
     (e) Neither the sale of the Securities being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or, if such Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder, (ii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries, if applicable, is a party or bound, or (iii) any judgment, order or decree applicable to such Selling Shareholder or any of its subsidiaries, if applicable, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or any of its subsidiaries, if applicable, except in the case of clause (ii) as would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the ability of such Selling Shareholder to consummate the offering of the Securities or otherwise perform its obligations under this Agreement.
     (f) Such Selling Shareholder is familiar with the Registration Statement, the Prospectus and the Disclosure Package and has no knowledge of any material fact, condition or information not disclosed in the Prospectus, the Disclosure Package or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries.
     (g) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section. Such Selling Shareholder, the Company and the Underwriters acknowledge that the statements with regard to such Selling Shareholder or its affiliates set forth in “Principal and Selling Shareholder” constitute the only information furnished in writing by such Selling

Shareholder for inclusion in the Registration Statement, the Statutory Prospectus, the Prospectus and any supplements thereto.
     Any certificate signed by any Selling Shareholder or, if applicable, any officer thereof and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price of $       per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholders named in Schedule I hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to such Selling Shareholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum aggregate number of Option Securities to be sold by the Selling Shareholders is 1,875,000. The maximum number of Option Securities which each Selling Shareholder agrees to sell is set forth in Schedule I hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be issued and sold by each Selling Shareholder listed on Schedule I shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be issued and sold by each Selling Shareholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on           , 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.
     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Shareholders named in Schedule I hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholders named in Schedule I by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders named in Schedule I hereto. If settlement for the Option Securities occurs after the Closing Date, such Selling Shareholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.
     5. Agreements.
     (i) The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal thereof of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) use its commercially reasonable efforts to have any amendments to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (4) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters conformed copies of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in excess of a nominal amount or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) The Company will not, without the prior written consent of each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for such Ordinary Shares; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may file a registration statement on Form S-8 and issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding anything herein to the contrary, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Section 5(i)(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(r) with prior notice of any such announcement that gives rise to an extension of the restricted period.
     (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (i) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.
     (j) The Company agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Select Market; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (8) the transportation and other expenses (exclusive of expenses incurred in connection with the chartering of any aircraft) incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) 50% of expenses incurred by the Representatives and the Company in connection with the chartering of any aircraft in connection with the presentations to prospective purchasers of the Securities; (10) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholders; and (11) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations hereunder.
     (k) The Company represents, warrants and agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents, warrants and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or such Underwriter with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (ii) Each Selling Shareholder agrees with the several Underwriters that:
     (a) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (b) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Statutory Prospectus or the Prospectus relating to such Selling Shareholder.
     (c) Such Selling Stockholder represents that it has not used or referred to, and agrees that it will not use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:
     (a) The Prospectus, and any supplement thereto, filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
     (b) The Company shall have requested and caused Davis Polk & Wardwell, counsel for the Company and SMART Modular Technologies, Inc., to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.

     (c) The Company shall have requested and caused Maples and Calder, Cayman Island counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.
     (d) The Company shall have requested and caused Ann Nguyen, Esq., General Counsel of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.
     (e) The Company shall have requested and caused Shearn Delamore & Co., special Malaysian counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.
     (f) The Company shall have requested and caused Maples and Calder, Cayman Island counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, substantially in form of Exhibit E hereto.
     (g) The Company shall have requested and caused McGrigors LLP, special United Kingdom counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.
     (h) The Company shall have requested and caused Tozzini, Freire, Teixeira e Silva Advogados, special Brazilian counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Underwriters.
     (i) Francisco Partners, L.P., Francisco Partners Fund A, L.P., FP Annual Fund Investors, L.L.C., Patel Family Partners, L.P., T3 II SM, LLC, TPG II SM, LLC and TPG IV SM, LLC, Shah Capital Partners, L.P. and WestRiver Capital I LLC shall have requested and caused Davis Polk & Wardwell, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Cleary Gottlieb Steen & Hamilton, LLP, Walkers and Perkins Coie LLP, respectively, each counsel for certain of such Selling Shareholders, to have furnished to the Representatives their respective opinions dated the Closing Date and addressed to the Underwriters, in each case, in form and substance satisfactory to the Underwriters.
     (j) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion and negative assurance letters, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (k) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board or the Chief Executive Officer and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto as well as each electronic roadshow used to offer the Underwritten Securities and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (l) Each Selling Shareholder shall have furnished to the Representatives a certificate, signed by the Secretary of such Selling Shareholder in his or her capacity as such and not in his or her individual capacity, dated the Closing Date, to the effect that the signer of such certificate is familiar with the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.
     (m) On the date of the Statutory Prospectus, at the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish the Representatives “comfort” letters, dated as of the date of the Statutory Prospectus and as of the Execution Time, respectively, and a bring-down “comfort” letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Statutory Prospectus and Prospectus.
     (n) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof)

and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
     (o) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     (p) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (q) The Securities shall have been included for quotation on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.
     (r) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the persons listed on Schedule IV hereto to the Representatives.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 2550 Hanover Street, Palo Alto, California 94304, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling

     Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each Selling Shareholder and its directors, officers, employees, Affiliates and agents, and each person who controls such Selling Shareholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Selling Shareholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.
     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel (including local counsel) retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders, severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders, severally, and the Underwriters, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).
     (f) The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Shareholder to the Underwriters. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. The provisions of this Section 8 shall not affect any agreement between the Company and the Selling Shareholders with respect to indemnification.

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq Global Select Market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors, employees, agents, Affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the

General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (ii) the J.P. Morgan Securities Inc. Syndicate Desk (fax no.: (212) 622-8358) at 277 Park Avenue, 9th Floor, New York, New York 10172, and (iii) the Lehman Brothers Inc. Director of Litigation, Office of the General Counsel (fax no.: (212) 520-0421) and confirmed to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., at 399 Park Avenue, 10th Floor, New York, New York 10022, Attention: Director of Litigation, Office of the General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (510) 360-8500 and confirmed to it at 4211 Starboard Drive, Fremont, CA 94538, attention General Counsel; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, Affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No Fiduciary Duty. The Company and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Shareholders and (c) the engagement of the Underwriters by the Company and the Selling Shareholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Shareholders on related or other matters). The Company and the Selling Shareholders agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceedings or counterclaim arising out of or relating to this Agreement.
     17. Jurisdiction. The Company and the Selling Shareholders agree that any suit, action or proceeding against the Company or the Selling Shareholders, as the case may be, brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which the Company or the Selling Shareholders may now or hereafter have against the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Selling Shareholders hereby appoint The Corporation Trust Company, at its offices located at 111 Eighth Street, New York, NY 10011, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and the Selling Shareholders hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Shareholders agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Proper service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholders, as the case may be. The Company and the Selling Shareholders further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as of the Securities shall be outstanding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands.
     18. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.
     19. Waiver of Immunity. To the extent that the Company or the Selling Shareholders may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or their respective property, the Company and the Selling Shareholders hereby irrevocably waive such immunity in respect of this Agreement, to the fullest extent permitted by law.
     20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.
     “Agreement” shall mean this Underwriting Agreement as of the date hereof.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Material Adverse Effect” shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.
     “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

     “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” “Rule 433”, and “Rule 462” refer to such rules under the Act.
     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
     “Statutory Prospectus” shall mean the preliminary prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Execution Time, including any document that is incorporated by reference therein.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours, SMART Modular Technologies (WWH), Inc.
By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE I HERETO
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. Citigroup Global Markets Inc.
By:
Name:
Title:

J.P. Morgan Securities Inc.
By:
Name:
Title:

Lehman Brothers Inc.
By:
Name:
Title:

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

SCHEDULE I

	Number of	Maximum Number
	Underwritten	of Option Securities
Selling Shareholders	Securities to be Sold	to be Sold
T3 II SM, LLC 301 Commerce St., Ste. 3300 Fort Worth, TX 76102 Fax No.: (817) 871-4088	1,666,665	250,000

TPG III SM, LLC 301 Commerce St., Ste. 3300 Fort Worth, TX 76102 Fax No.: (817) 871-4088	1,315,400	197,310

TPG IV SM, LLC 301 Commerce St., Ste. 3300 Fort Worth, TX 76102 Fax No.: (817) 871-4088	2,017,935	302,690

Francisco Partners, L.P. c/o Francisco Partners GP, LLC 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025 Fax No.: (650) 233-2999	4,967,252	745,088

Francisco Partners Fund A, L.P. c/o Francisco Partners GP, LLC 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025 Fax No.: (650) 233-2999	24,460	3,669

Francisco Annual Fund Investors, L.L.C. c/o Francisco Partners GP, LLC 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025 Fax No.: (650) 233-2999	8,288	1,243

Shah Capital Partners, L.P. 5201 Great America Parkway, Suite 532 Santa Clara, CA 95054 Fax No.: (408) 982-0207	2,198,371	329,756

I-1

	Number of	Maximum Number
	Underwritten	of Option Securities
Selling Shareholders	Securities to be Sold	to be Sold
Patel Family Partners, L.P. 8624 White Oak Court Pleasanton, CA 94588 Fax No.: (925) 249-0731	206,048	30,907

WestRiver Capital LLC 3720 Carillon Point Kirkland, WA 98033 Fax No.: (425) 576-9868	95,581	14,337

Total:	12,500,000	1,875,000

I-2

SCHEDULE II

Number of Underwritten
Underwriters	Securities to be Purchased
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Cowen and Company, LLC
Thomas Weisel Partners LLC

Total:	12,500,000

II-1

SCHEDULE III
Schedule of Free Writing Prospectuses
Included in the Disclosure Package

III-1

SCHEDULE IV
Lock-Up Signatories
TPG III SM, LLC
TPG IV SM, LLC
T3 II SM, LLC
Francisco Partners, L.P.
Francisco Partners Fund A, L.P.
FP Annual Fund Investors, LLC
Shah Capital Partners, L.P.
Patel Family Partners, L.P.
WestRiver Capital, LLC
Iain MacKenzie
Jack A. Pacheco
Wayne Eisenberg
Mohana Krishnan
Alan Marten
Mike Rubino
Ajay Shah
Eugene Frantz
John W. Marren
Dipanjan Deb
Ezra Perlman
Dr. C.S. Park
Mukesh Patel
Clifton Thomas Weatherford
Iain Mackenzie 2006 GRAT
Chantelle MacKenzie 2006 GRAT

IV-1

EXHIBIT A
Form of Lock-Up Agreement
SMART Modular Technologies (WWH), Inc.
Initial Public Offering of Ordinary Shares
, 200_
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Cowen and Company, LLC
Thomas Weisel Partners LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue, Floor 5
New York, New York 10017
Ladies and Gentlemen:
     This letter (the “Lock-Up Letter Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among SMART Modular Technologies (WWH), Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”), the Selling Shareholders named therein and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Ordinary Shares, $0.00016667 par value (the “Ordinary Shares”), of the Company.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (collectively, the “Lead Underwriters”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company (including, without limitation, Ordinary Shares) or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period commencing on the date of this Lock-Up Letter Agreement and ending on the 91st day after the date of the Underwriting Agreement (the “Lock-Up Period”).
     The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Ordinary Shares pursuant to the Underwriting Agreement, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (d) dispositions by will or under the laws of descent, (e) dispositions of Ordinary Shares acquired in open market transactions after the date of the Underwriting Agreement, (f) the disposition of Ordinary Shares, options, restricted stock or other awards to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or settlement agreement (g) the entry into a 10b5-1 sales plan (so long as no sales are made pursuant to such plan prior to the date the undersigned would otherwise be permitted to sell under this Lock-Up Letter Agreement) and (h) dispositions of Ordinary Shares pursuant to a 10b5-1 sales plan entered into prior to the date of this Lock-Up Letter Agreement; provided that (i) in the case of clauses (b) and (c) of this paragraph, the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, and, in the case of clauses (b), (c), (e) and (g), (A) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and (B) the undersigned notifies each of the Lead Underwriters at least two business days prior to the proposed transfer or disposition.
     In addition, notwithstanding the foregoing, if the undersigned is a partnership or limited liability company, the undersigned may transfer the undersigned’s shares of Ordinary Shares to partners or members of the undersigned, as applicable, or to the estates of any such partners, or members; and if the undersigned is a trust, the undersigned may transfer the undersigned’s shares of Ordinary Shares to any beneficiary of the undersigned or to the estate of any such beneficiary; and if the undersigned is a corporation, the undersigned may transfer the undersigned’s shares of Ordinary Shares to majority-owned subsidiaries of the undersigned, to holders of securities possessing at least 50% of the undersigned’s outstanding voting power or to entities under common control with the undersigned, provided that (i) such transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (ii) such transfer shall not involve a disposition for value, and (iii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

     Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. Furthermore, if the Company notifies each of the Lead Underwriters prior to the execution by it of the Underwriting Agreement that it has determined not to proceed with the Offering, this Lock-Up Letter Agreement shall immediately thereafter terminate and be of no further force and effect.
[Signature Page Follows]

     In any event, this Lock-Up Letter Agreement shall automatically terminate and be of no further force and effect if the Underwriting Agreement is not entered into by the Company on or before March 31, 2007.

Yours very truly,

(Signature)

(Name)

(Title, if any)

(Address)

(City, State and Zip Code)

A-4